Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Greka Energy Corporation of our report, which contained an explanatory paragraph regarding Saba Petroleum Company's ability to continue as a going concern, dated April 15, 1998 relating to the financial statements of Saba Petroleum Company, which appears in Greka Energy Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 9, 2000